ACADIA
HEALTHCARE



Tufts Medicine Behavioral Health Hospital
(Tufts Joint Venture)
Malden, Massachusetts

2026 Earnings – 1st Quarter

April 29, 2026

ACADIA
HEALTHCARE

Safe Harbor

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our strategy, growth and anticipated operating results for future periods. Generally, words such as "may," "will," "should," "could," "anticipate," "expect," "intend," "estimate," "plan," "continue" and "believe" or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties, and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia's ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors, including because of the significant changes to Medicaid financing mechanisms introduced by the One Big Beautiful Bill Act (the "OBBBA") enacted on July 4, 2025; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) changes in expectations resulting from actuarial and other reviews of the Company's liability reserves and other aspects of its business; (vii) potential disruptions to our information technology systems or adverse impacts of a cybersecurity incident; and (viii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes, including, without limitation, due to the OBBBA's introduction of work or community engagement requirements in the Medicaid expansion population; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia's periodic reports and other filings with the Securities and Exchange Commission (the "SEC").

Unless the context otherwise requires, all references herein to "Acadia," "the Company," "we," "us" or "our" mean Acadia Healthcare Company, Inc. and its consolidated subsidiaries. Acadia Healthcare Company, Inc. is a holding company whose direct and indirect subsidiaries own and operate acute inpatient psychiatric facilities, specialty treatment facilities, comprehensive treatment centers, residential treatment centers and facilities providing outpatient behavioral healthcare services to serve the behavioral healthcare and recovery needs of communities throughout the U.S. and Puerto Rico. The terms "facilities," "centers," "clinics" and "hospitals" refer to entities owned, operated or managed by subsidiaries of Acadia Healthcare Company, Inc. References herein to "employees" refer to employees of subsidiaries of Acadia Healthcare Company, Inc.

This presentation contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States ("GAAP") in the statements of income, balance sheets or statements of cash flow of the company. We present non-GAAP financial measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Reconciliations of these non-GAAP measures are included in our filings with the SEC and at the end of this presentation.

Strong performance in Q1

Key themes from Q1	
Achieved strong results and revised outlook	• 1Q26 Revenue was at **high end of guidance**; Adj. EBITDA and Adj. EPS **exceeded guidance** • **Increasing Full Year Guidance** for Adj. EBITDA ($580 - $615M) and Adj. EPS ($1.35 - $1.60)
Continued to expand access to care	• Strong volume performance in **Acute and RTC** service lines • Heightened focus on **new Acute facilities from 2023 – 2026** with favorable Q1 results
Increased focus on execution and discipline	• **Restructured and reorganized** Acute service line to promote greater focus and accountability • Brought disciplined approach to **operational excellence** and **corporate overhead**

1st Quarter 2026 Results

	1Q 2026 Results	1Q 2025 Results	% Change
Revenue	$829	$771	8%
Adj. EBITDA	$144	$134	7%
Adj. EPS	$0.37	$0.40	(8%)

$ in Millions, except per share values

Revenue Bridge

1Q25 Actual to 1Q26 Actual


Revenue
$ in Millions
$771
(6)
25
(9)
(11)
58
$829
1Q25 Revenue
NY MDCD[1]
Supplemental Payments[2]
Bad Debts & Denials
Closed Facilities
Core Growth
1Q26 Actual

Note: all bridge amounts shown are on an approximate basis

1. New York Medicaid has implemented restrictions and administrative practices that limit certain beneficiaries from receiving treatment outside of New York. These practices have impacted, and will continue to impact, several of our specialty facilities in Pennsylvania located near the New York border
2. $11M out-of-period supplemental payments received from Ohio in 1Q26; $14.3M out-of-period supplemental payments recognized in Q2 2025 relating to Q1 2025

Adjusted EBITDA Bridge

1Q25 Actual to 1Q26 Actual

Adj. EBITDA

$ in Millions



$134
(5)
22
(9)
2
15
(4)
(10)
$144
1Q25 EBITDA
NY MDCD
Supplemental Payments[1]
Bad Debts & Denials
Closed Facilities
Core Growth
2026 New Facility Openings
PLGL[2]
1Q26 Actual

Note: all bridge amounts shown are on an approximate basis

1. $11M out-of-period supplemental payments received from Ohio in 1Q26; $10.5M out-of-period supplemental payments recognized in Q2 2025 relating to Q1 2025
2. Professional and General Liability ("PLGL") Expenses increase over 2025 – in line with full year 2026 guidance range of $100M-$110M

ACADIA HEALTHCARE

Same Facility Volume Growth Drivers

1Q26 Actual

Same Facility Volume Growth[1]

% Growth



1.3%
(1.8%)
2.1%
1.6%
Underlying "Core Business" Growth
+
NY MDCD
+
'23 - '25 Ramping Facilities
=
1Q26 Same Facility Volume Growth

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding

1. Includes Acute, RTC and Specialty service lines

Same Facility Revenue per Patient Day Drivers

1Q26 Actual


Same Facility Revenue per Patient Day
% Growth
2.0%
1.0%
3.5%
(1.0%)
5.6%
Underlying Rate Growth
Mix Shift
Net Supplemental payments[1]
Bad Debts & Denials
Same Facility Revenue per Patient Day

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding

1. $11M out-of-period supplemental payments received from Ohio in 1Q26; $14.3M out-of-period supplemental payments recognized in Q2 2025 relating to Q1 2025

Adjusted Earnings per Share Bridge
1Q25 Actual to 1Q26 Actual



Adjusted Earnings Per Share
$ in per diluted share
$0.40
0.10
(0.05)
(0.08)
0.01
(0.01)
$0.37
1Q25 Adj. EPS
EBITDA
Depreciation and Amortization
Interest Expense
Stock Compensation and Other
Tax
1Q26 Adj. EPS
Note: all bridge amounts shown are on an approximate basis

New facility openings represents >$200M incremental EBITDA opportunity

Bed adds by year[1]
# of Beds


+1,821
12,809
249
249
707
665
200
10,988
1,572
10,988
Gross bed adds: 595
Gross bed adds: 852
Gross bed adds: 1,089
Gross bed adds: ~400-600
Total beds as of EOY 2022
2023 net bed adds
2024 net bed adds
2025 net bed adds
2026 estimated net bed adds2
Pro-Forma '26 Bed Count
Projected
Actual beds added
Starting

At full maturity, 2023-2025 de novo/JV cohorts and 2026 facilities currently under construction represent over $150M[3] in future EBITDA vs $56M in startup losses in 2025, driving **>$200M incremental EBITDA relative to 2025**

1. Source: Company Financials. Bed counts include JVs, DeNovos, and Expansions
2. Accounts for recent 251 bed closures due to NY MDCD and other factors

3. Excludes expansion beds

ACADIA

Total Capital Expenditures and Cash Flow from Operations

1Q25 Actual to 1Q26 Actual

Total Capital Expenditures

$ in Millions



-98
$175
152
22
$77
52
25
1Q25
1Q26
Growth CapEx
Routine CapEx

Cash Flow from Operations

$ in Millions



+50
$62
$11
1Q25
1Q26
Cash Flow from Operations

1Q26 Free Cash Flow[1] improved by $148M compared to 1Q25

1. Calculated as Cash Flow from Operations less Total Capital Expenditures. Numbers may not add due to rounding.

ACADIA

Key Balance Sheet Statistics

Debt Balances as of March 31, 2026

$ in Millions



$2,583
($150)
$2,433
Gross Debt[1]
Cash[3]
Net Debt[1]

- Net Leverage[2] is ~**3.9x** TTM March 31, 2026 Adjusted EBITDA
- Expected 2026 Net Leverage [2] Ratio between **3.9x – 4.2x**
  - Expect Q2 Net Leverage[2] to be 4.4x – 4.5x due to timing of TN supplemental payment in 2Q25

1. Gross Debt is a non-GAAP measure calculated as total outstanding principal, finance lease liabilities, letters of credit and surety bonds and excludes unamortized debt issuance costs, discounts and premiums; Net debt is gross debt less cash and cash equivalents on our balance sheet
2. Net leverage ratio is calculated as net debt divided by Adjusted EBITDA, as defined in the Credit Agreement
3. Maximum of $150m cash offset for leverage calculation per credit agreement

2Q 2026 Guidance and Assumptions

	2Q26 Guidance
Revenue	\$835 – \$850
Adj. EBITDA	\$142 – \$152
Adj. EPS	\$0.30 – \$0.40

$ in Millions, except per share values

2nd Quarter Guidance includes:

- ~\$15M in startup losses
- No incremental new supplemental payments

Notable headwinds in Q2:

- ~\$49M in out-of-period TN supplemental payments in Q2 2025 (~\$39.5M EBITDA)
- ~\$10M in incremental PLGL expense, in line with Q1 2026 and full-year guidance

Notable tailwinds moving forward:

- 2H26 supplemental payments expected to be higher than 1H26
- Incremental EBITDA contribution from ramping facilities in 2H vs. 1H26

Updated Full Year 2026 Guidance

	Full Year 2026 Guidance *(April)*	Full Year 2026 Guidance *(February)*	Change
Revenue	$3,370 – $3,450	$3,370 – $3,450	-
Adj. EBITDA	$580 – $615	$575 – $610	+$5
Adj. EPS	$1.35 – $1.60	$1.30 – $1.55	+$0.05
Operating Cash Flow	$285 – $325	$280 – $320	+$5
Capital Expenditures	$255 – $280	$255 – $280	-

$ in Millions, except per share values

Updated Full Year 2026 Guidance Assumptions

	Assumption	Change
Same Facility Volume Growth	1 – 2%	+1%
Same Facility Revenue per Patient Day Growth	1 – 2%	(1%)
Total Bed Additions	400 – 600 beds	-
Startup Losses	$47 – $51	($2)
Operating Cash Flow	$285 – $325	+$5
Total Capital Expenditures	$255 – $280	-
Depreciation and Amortization Expense	$198 – $203	-
Interest Expense	$157 – $162	-
Stock Compensation Expense	$40 – $45	-
Tax Rate	~26%	-

$ in Millions

ACADIA HEALTHCARE

ACADIA

HEALTHCARE

Revenue by Service Line

	Three Months Ended March 31,		
	2026	2025	% Change
Acute Inpatient Psychiatric Facilities	$471	$412	14%
Specialty Treatment Facilities	$128	$137	(7%)
Comprehensive Treatment Centers	$140	$137	2%
Residential Treatment Centers	$90	$84	6%
Total Revenue	**$829**	**$771**	**8%**

$ in Millions. Numbers may not add due to rounding

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,	
	2026	2025
	(in thousands)	
Net income attributable to Acadia Healthcare Company, Inc.	$ 4,105	$ 8,374
Net income attributable to noncontrolling interests	359	690
Provision for income taxes	6,500	4,404
Interest expense, net	38,330	29,182
Depreciation and amortization	52,426	47,032
EBITDA	101,720	89,682
Adjustments:		
Equity-based compensation expense (a)	7,956	8,677
Transaction, legal and other costs (b)	22,013	31,072
Debt extinguishment costs (c)	—	1,269
Legal settlements expense (d)	13,751	3,504
Gain on sale of property, net (e)	(1,222)	—
Adjusted EBITDA	$ 144,218	$ 134,204
Corporate general and administrative costs (f)	(41,271)	(38,157)
Total Facility Adjusted EBITDA	185,489	172,361
De novos, acquisitions, and closed facilities (g)	(14,001)	(6,088)
Same Facility Adjusted EBITDA	$ 199,490	$ 178,449

Reference footnotes on Pages 20 - 23

Adjusted Earnings per Share Reconciliation

	Three Months Ended March 31,	
	2026	2025
	(in thousands, except per share amounts)	
Net income attributable to Acadia Healthcare Company, Inc.	$ 4,105	$ 8,374
Adjustments to income:		
Transaction, legal and other costs (b)	22,013	31,072
Debt extinguishment costs (c)	—	1,269
Legal settlements expense (d)	13,751	3,504
Gain on sale of property, net (e)	(1,222)	—
Provision for income taxes	6,500	4,404
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	45,147	48,623
Income tax effect of adjustments to income (h)	11,824	11,694
Inc.	33,323	36,929
Weighted-average shares outstanding - diluted	90,859	92,038
Adjusted income attributable to Acadia Healthcare Company, Inc.	$ 0.37	$ 0.40

Reference footnotes on Pages 20 - 23

Other Information (1/4)

We have included certain financial measures in this press release, including those listed below, which are "non-GAAP financial measures" as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

- EBITDA: net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.
- Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment costs, legal settlements expense, and gain on sale of property, net.
- Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment costs, legal settlements expense, gain on sale of property, net, and provision for income taxes.
- Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.
- Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.
- Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company's historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Other Information (2/4)

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors' understanding of the Company's underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such

Other Information (3/4)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because we believe that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to Acadia's equity holders or reinvestment into the Company's business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) termination and restructuring costs; (3) management transition costs; and (4) legal, accounting, and other acquisition-related costs. Government investigations include legal fees and settlement costs related to certain litigation. Termination and restructuring costs include costs, net of gains, incurred related to workforce reductions, contract amendments, and the closure and disposition of certain facilities, including related lease terminations. Management transition costs consist primarily of severance benefits incurred with the departure of the Company's former Chief Executive Officer, Christopher H. Hunter. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.2 million and $0.9 million for the three months ended March 31, 2026 and 2025, respectively) and legal and settlement costs incurred related to certain litigation not included in government investigations ($0.5 million and ($3.0) million for the three months ended March 31, 2026 and 2025, respectively). The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because we believe that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended March 31,	
	2026	2025
	(in thousands)	
Government investigations	$ 12,422	$ 31,011
Termination and restructuring costs	4,962	2,166
Management transition costs	3,913	—
Legal, accounting and other acquisition-related cost	716	(2,105)
Transaction, legal, and other costs	$ 22,013	$ 31,072

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

Other Information (4/4)

(d) Represents legal settlements expense in excess of the Company's primary and excess insurance policies. Legal settlements expense for the three months ended March 31, 2026, relates to costs associated with the settlement of *Sandoval v. Acadia Healthcare Company, Inc., Marin County Super. Ct. No. CIV1802171*. Legal settlements expense for the three months ended March 31, 2025, relates to costs associated with the Desert Hills litigation. Legal settlements expense is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

(e) Represents gain on facility property sales, net. Net gains from facility property sales are excluded from Adjusted EBITDA because we believe that these gains are unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

(f) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(g) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(h) Represents the income tax effect of adjustments to income based on tax rates of 26.2% and 24.1% for the three months ended March 31, 2026 and 2025, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

Investor Contact:
investorrelations@acadiahealthcare.com